Exhibit 10.7

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into this — the day of January 02 , 2008, between China Housing and Land Development, Inc., a Nevada corporation with its principal place of business located at 6 Youyi Dong Road, Hanyuan 4th F, Xi’an 710054, China (the “Company”), and William Xin, residing at 1469 Bellevue Ave., #312, Burlingame, CA 94010 (the “Executive”).

        WHEREAS, the Company’s business consists of the development of real estate properties and activities incidental thereto (the “Business”);

        WHEREAS, the Company has expended considerable time, effort and resources in the development of certain Confidential Information, as defined herein below, which must be maintained as confidential in order to ensure the success of the Company’s Business; and

        WHEREAS, the Executive will have immediate access to such Confidential Information immediately upon the Executive’s execution of this Agreement;

        NOW, THEREFORE, in consideration of the covenants and promises contained herein, the compensation and benefits received by the Executive from the Company, and the access given the Executive to the aforesaid confidential and proprietary information, and for other good and valuable consideration, the sufficiency of and receipt of which are hereby acknowledged, the Company and the Executive agree as follows:

         1.        Employment Period. The Company offers to employ the Executive, and the Executive agrees to be employed by Company, in accordance with the terms and subject to the conditions of this Agreement commencing on the effective date of this Agreement (“January .02, 2008”) and terminating the third (3th) anniversary of the Commencement Date (“December .31, 2010”) unless terminated prior thereto in accordance with the provisions of paragraph 7 herein below. The Executive affirms that no obligation exists between the Executive and any other entity which would prevent or impede the Executive’s immediate and full performance of every obligation of this Agreement.

         2.        Position and Duties. During the term of the Executive’s employment hereunder, the Executive will serve in the position, and assume duties and responsibilities consistent with the position of Chief Financial Officer unless and until otherwise instructed by the Company. The Executive agrees to devote substantially all of his working time, skill, energy and best business efforts during the term of his employment with the Company. The Executive covenants and agrees that for so long as he is employed by the Company, the Executive shall inform the Company of each and every business opportunity related to the business of the Company of which the Executive becomes aware, and that the Executive will not, directly or indirectly, exploit any such opportunity for the Executive’s own account, nor will the Executive render any services to any other person or business, acquire any interest of any type in any other business or engage in any activities that conflict with the Company’s best interests or which is in competition with the Company in the local market where the company conduct substantial amount of business.

         3.        Hours of Work. The Executive’s normal days and hours of work shall coincide with the Company’s regular business hours. The Executive shall spend no less than six months of his time in Asia Pacific region. The nature of the Executive’s employment with the Company requires flexibility in the days and hours that the Executive must work, and may necessitate that the Executive work on other or additional days and hours. The Company reserves the right to require the Executive, and the Executive agrees, to work during other or further days or hours than the Company’s normal business hours.

         4.        Location. The locus of the Executive’s employment with Company shall be the Company’s office located at 6 Youyi Dong Road, Hanyuan 4th F, Xi’an 710054, China. The Company may, in its sole discretion, require the Executive to travel to and reside in, on a temporary, indefinite or permanent basis, in any other location throughout the world in which the Company or any of its affiliates has offices.

         5.        Base Salary; Health Insurance, other infringe benefit; Reimbursement of Expenses. (a) During the Executive’s continued full and satisfactory performance of his duties and responsibilities hereunder, the Company shall pay or cause to pay, and the Executive agrees to accept, during the first year (the “First Year”) of the Executive’s employment, in consideration for the Executive’s services, pro rata payments, as earned and consistent with Company’s then-existing payroll practices, of the annualized salary of US$ 36,000 before tax., paid monthly. Following the First Year, the Executive’s base salary shall be reviewed annually by the Board of Directors of the Company, provided, however, that the Base Salary shall not be decreased below the amount set forth in the first year.

        (b)     The Company shall promptly pay or reimburse the Executive for all reasonable expenses actually and properly (in accordance with the Company’s policy) incurred or paid by him, in connection with the performance of his services under this Agreement (including, without limitation, travel expenses) upon presentation of expense statements or vouchers or such other supporting documentation in such form and containing such information as the Company may from time to time require.

        (c)     DO Insurance; Health Insurance. The company shall provide Director and Officer insurance. Also, the company shall provide the Executive a US industry standard health insurance.

        (d)     Severance Pay. If the Termination happened before the end of the employment period (the “Scheduled Termination Date”) as defined in section 1. without cause or due to the change of control, which set forth in the follow section 7d). and 7e)., the Executive shall be paid the lesser of: 1) six months, or 2) the balance of the remaining 3 year contract all the salary and economic benefit including but not limited to all the unvested shares, health insurance and other infringe benefit, etc..

         6.        Stock Vesting. All the shares of common stock of the Company granted to the Executive or held by the Executive shall be vesting over the three year period according to the schedule provided below and shall be subject to returning to the Company’s treasury account or a special trust account set up for the benefit of the employees or future employees for replacement or future employee taking over his or her responsibilities if the Executive voluntarily leaves the Company or is removed from the Company for cause by the board of directors before the full vesting of all the shares issued to him or held by him. During the Executive’s term of three years, totally 100,000 shares of the company’s common stock should be granted to him. All the shares of common stock shall be vested equally over the three year employment period by 33.33% each year with pro rata vesting if it’s less than a full year. The vested shares of common stock shall be released to the employee at the end of each fiscal year. Such shares of common stock can be sold by the employees according to relevant Company rules and relevant securities laws and regulations of the United States of America.

         7.        Termination.

         a.        Death Or Resignation. If the Executive dies or resigns during the term of this Agreement, this Agreement shall automatically terminate on the date of the Executive’s death or resignation and, following the date of the Executive’s death or resignation, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary through the Executive’s date of death or resignation and to pay the Executive for any unused accrued and unforfeited vacation. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         b.        Disability. At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive’s employment with the Company because of the Executive’s “Disability,” by written notice to the Executive, which notice shall specify the Effective Date of Termination and which Effective Date of Termination shall be no less than thirty (30) calendar days after the date of such notice.. For purposes of this Agreement, “Disability” shall mean, if at the end of any calendar month during the term of this Agreement, the Executive, as a result of mental or physical illness or injury, is or has been unable to perform his duties under this Agreement, notwithstanding such reasonable accommodations as may be required by applicable law, to engage in the essential functions of his position with the Company due to a disability, as determined by the Company upon receipt of and in reliance on independent competent medical advice, , for (i) the four (4) preceding consecutive calendar months, or (ii) any 180 days in the previous twelve (12) months. If this Agreement is terminated because of the Executive’s “Disability,” the Company shall have no further obligations or liability to the Executive or his heirs, administrators or Executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary through the Executive’s last date of employment with the Company and to pay the Executive for any unused accrued and unforfeited vacation. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         c.        “Cause.” At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive’s employment with the Company, at any time, for “Company Cause.” For purposes of this Agreement, “Company Cause” shall mean: (i) the good faith determination by the Company’s Board of Directors that there has been continued neglect by the Executive of his duties hereunder and to the material detriment of the Company, or (ii) willful misconduct on the Executive’s part in connection with the performance of his duties hereunder, provided however, that the Executive shall have been given one (1) written notice of such determination by the Company’s Board of Directors of continued neglect or willful misconduct and thereafter the Executive shall not have cured such neglect or willful misconduct to the satisfaction of the Company’s Board of Directors within fifteen (15) days of the Executive’s receipt of such written notice, (iii) the Executive is convicted of or pleads guilty or no contest to a felony or other conduct involving moral turpitude. If this Agreement is terminated for “Company Cause,” following the Executive’s last date of employment with the Company, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or Executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary through the Executive’s last date of employment with the Company and to pay the Executive for any unused accrued and unforfeited vacation. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         d.     Termination without Cause . At any time during the term of this Agreement, the Chief Executive Officer of the Company, in his sole discretion, may terminate this Agreement and the Executive’s employment with the Company without “Company Cause” by delivering to the Executive a 30 days prior written notice. In the event that this Agreement and the Executive’s employment with the Company is terminated without Cause, the Executive shall be paid a severance package which set forth in section 5 d) titled “Severance pay” other than the case in which the Executive is terminated within the first 6 months of the employment in which case the Company does not have to pay any severance package as set forth in section 5 d).

         e.     Change of Control In the event that the company has changed control, which is defined below, the Executive shall be entitled the Severance Package as defined in section 5d) “Severance Pay”. “Change of Control” shall mean the company being acquired or majority shares being acquired by third party, or the company merge with another party which resulted the change of the management and the Executive are required to resign as a result of such change, or the board of directors. “change of control” shall also mean that the company’s business has substantially changed and are different from what it was when the employment contract being signed.

         8.        Confidential Information.

         a.        The Executive expressly acknowledges that, in the performance of his duties and responsibilities with the Company, he will be exposed to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its affiliates and/or its clients or customers (“Confidential Information”). The term “Confidential Information” means information or material that has actual or potential commercial value to the Company, its affiliates and/or its clients or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, and includes, without limitation, and includes, without limitation, the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, whether or not such information is on the Company’s forms, memos, computer disc or tape, or otherwise, whether or not such information is in written or verbal form, and whether or not marked “trade secret” or “confidential” or any similar legend: (i) sales information, (ii) operations information, (iii) financial information, (iv) administrative information, (v) research information, (vi) customer information, (vii) supplier information, and (viii) any other information concerning the Company, its business, its properties or its affairs that the Company deems to be confidential or that is confidential according to industry practices. “Confidential Information” will not be deemed to include: (i) any information that is or becomes generally available to the public; (ii) any information that was known to the Executive prior to the time it was first made available to the Executive by company; or (iii) any information that becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that such source is not bound by any contractual or other obligation of confidentiality to the Company or any other Person with respect to any of such information.

         b.        Except as authorized in writing by the Company’s Chief Executive Officer, during the term of this Agreement and thereafter until such time as any such Confidential Information become generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, the Executive agrees to keep strictly confidential and not use or disclose, cause to be used or disclosed, or permit to be used or disclosed, to any person or entity and/or for his personal benefit or the benefit to any other person or entity, any Confidential Information.

         c.        The Executive agrees that upon termination of his employment with the Company for any reason, he will promptly return to the Company all Confidential Information within his possession or within his power to control, including, without limitation all copies of such Confidential Information, all abstracts of such Confidential Information and any other information containing such Confidential Information in whole or in part.

         d.        The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of the Executive’s prior employer(s) in providing services to the Company.

         9.        Ownership and Assignment of Inventions.

         a.        The Executive acknowledges that, in connection with his duties and responsibilities relating to his employment with the Company, the Executive and/or other employees of the Company working with the Executive, without the Executive or under the Executive’s supervision, may create, conceive of, make, prepare, work on or contribute to the creation of, or may be asked by the Company and/or its affiliates or customers to create, conceive of, make, prepare, work on or contribute to the creation of, without limitation, lists, business diaries, business address books, documentation, ideas, concepts, inventions, designs, works of authorship, computer programs, audio/visual works, developments, proposals, works for hire or other materials (“Inventions”). To the extent that any such Inventions relate to any actual or reasonably anticipated business of the Company or any of its affiliates or customers, or falls within, is suggested by or results from any tasks assigned to the Executive for or on behalf of the Company or any of its affiliates or customers, the Executive expressly acknowledges that all of his activities and efforts relating to any Inventions, whether or not performed during the Executive’s or the Company’s regular business hours, are within the scope of the Executive’s employment with the Company and that the Company owns all right, title and interest in and to all Inventions, including, to the extent that they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions. The Executive also acknowledges and agrees that the Company owns and is entitled to sole ownership of all rights and proceeds to all Inventions.

         b.        The Executive expressly acknowledges and agrees to assign to the Company, and hereby assigns to the Company, all of the Executive’s right, title and interest in and to all Inventions, including, to the extent they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions.

         c.        In connection with all Inventions, the Executive agrees to disclose any Invention promptly to the Company and to no other person or entity. The Executive further agrees to execute promptly, at the Company’s request, specific written assignments of the Executive’s right, title and interest in any Inventions, and do anything else reasonably necessary to enable the Company to secure or obtain a copyright, patent, trademark or other form of protection in or for any Invention in the United States or other countries. The Executive further agrees that the Company is not required to designate the Executive as an author of or contributor to any Invention or to secure the Executive’s permission to change or otherwise alter any Invention.

         d.        The Executive acknowledges that all rights, waivers, releases and/or assignments granted herein and made by the Executive are freely assignable by the Company and are made for the benefit of the Company and its affiliates, subsidiaries, licensees, successors and assigns.

         e.        The Executive agrees to waive, and hereby does waive, for the benefit of all persons, any and all right, title and interest in the nature of “moral rights” or “droit moral” granted to the Executive in any country in the world.

         10.        Non-Competition And Non-Solicitation. Because of the nature of the Company’s Business, and because, as a result of their employment with the Company, the Executive and other present and former employees of the Company have been and will be exposed to Confidential Information, the Executive acknowledges that the Company would sustain grievous harm in the event that he or the Company’s other present and former employees were to disclose Confidential Information, engage in business activities that compete with the Business, appropriate or divert business or customers of the Company and/or induce employees or consultants of the Company to leave the employment of the Company, all of which would violate recognized employee obligations. The Executive acknowledges that the Company has a legitimate business interest in protecting itself from the aforementioned harm and in the protection and maintenance of the Confidential Information and the Company’s customer relationships. Therefore, the Executive hereby agrees and covenants to be bound by the non-competition and non-solicitation restrictions set forth herein below, which restrictions the Executive agrees and acknowledges are reasonable and necessary and do not impose undue hardship or burdens on the Executive.

         a.        The Executive agrees that, during his employment with the Company for a period of one year following the termination of his employment with the Company, provided however, that the Executive has been prior employed for more than two (2) years by company, he shall not directly or indirectly own, manage, operate, control, be employed by, consult for, be a shareholder of, be an officer of, participate in, contract with or be connected in any capacity or any manner with any business that directly or indirectly (whether through related companies or otherwise) competes with the Company in the local market where company operates substantial amount of its business, provided however, that the Executive shall not be prevented from owning an interest in a publicly traded company.

         b.        The Executive agrees that during the period of his employment with the Company and for a period of one year following the termination of his employment with the Company, provided however, that the Executive has been prior employed for more than two (2) years by company, for any reason he will not directly or indirectly supervise, manage, hire, cause to be hired or otherwise induce any employee of the Company to leave the employment of the Company or any independent contractor of the Company to terminate its relationship with the Company, for any reason.

         c.        The Executive agrees that during the period of his employment with the Company and for a period of one year following the termination of his employment with the Company, provided however, that the Executive has been prior employed for more than two (2) years by company, he will not directly or indirectly appropriate, divert or assist another to appropriate or divert any actual or potential business or customer away from the Company, or attempt to do any of the foregoing or otherwise induce or attempt to induce any customer of the Company, to terminate or adversely modify its relationship with the Company or any potential customer to not enter into a relationship with the Company.

         d.        If any of the restrictive covenants set forth in paragraphs 10(a), (b) and (c) of this Agreement is held to be invalid, illegal or unenforceable (in whole or in part), such restrictive covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and a court of competent jurisdiction shall have the power to modify, any such restrictive covenant to the extent necessary to render such provision enforceable, and the remaining restrictive covenant shall not be affected thereby.

         e.        In the event of a violation of any of the restrictive covenants set forth in paragraphs 10(a), (b) and (c) of this Agreement, if the Executive is prevented by a court or arbitrator from committing any further violation, whether by a temporary restraining order, injunction or otherwise, the time periods set forth in paragraphs 10(a), (b) and (c) of this Agreement shall be computed by commencing the periods on the date of the applicable court or arbitrators’ order and continuing them from that date for the full period provided.

         f.        The Executive shall have the right to request a waiver of all or part of the restrictive covenants contained in paragraphs 10(a), (b) and (c) of this Agreement by providing the Company with a written request for such a waiver that contains all relevant details. The Company may, in its sole discretion, waive all or part of the restrictive covenants contained in paragraphs 10(a), (b) and (c) of this Agreement on such terms and conditions, and to such extent, as it, in its sole discretion, deems appropriate. Such waiver must be in writing.

         g.        The parties acknowledge that this Agreement would not have been entered into, that the benefits described in paragraphs 5 and 6 would not have been promised to the Executive by the Company, in the absence of the Executive’s covenants and promises set forth in paragraphs 10(a), (b) and (c) of this Agreement.

         11.        Notwithstanding the termination of this Agreement and of the Executive’s employment with the Company, paragraphs 8, 9 and 10 of this Agreement shall continue in full force and effect in accordance with their terms.

         12.        Dispute Resolution. The Executive and the Company agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive’s employment with Company, if not amicably settled by the parties, shall be resolved exclusively through final and binding arbitration under the auspices of the American Arbitration Association (“AAA”) in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. The arbitration shall be held in California. There shall be three arbitrators: one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; provided, however, that either party may apply to any court of competent jurisdiction in the State of California for enforcement of any award granted by the arbitrators. The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them. The arbitrators may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this paragraph of this Agreement shall be governed and construed in accordance with the United States Federal Arbitration Act, 9. U.S.C. §1, et seq. More specifically, the parties agree to submit to binding arbitration any claims for unpaid wages or benefits, or for alleged discrimination, harassment, or retaliation, arising under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Executive Retirement Income Security Act, the Civil Rights of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, Sections 1981 through 1988 of Title 42 of the United States Code, COBRA, and any other federal, state, or local law, regulation, or ordinance, and any common law claims, claims for breach of contract, or claims for declaratory relief. The Executive acknowledges that the purpose and effect of this paragraph is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company. Therefore, the Executive hereby waives his right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that his exclusive procedure to redress any employment-related claims will be arbitration.

           13.        Governing Law

        This Agreement shall be governed by the law of the State of New York without regard to its conflict of law rules and principles.

         14.        Miscellaneous.

         a.        Telephones, stationery, postage, e-mail, the internet and other resources made available to the Executive by the Company, are solely for the furtherance of the Company’s business.

         b.        All issues concerning, relating to or arising out of this Agreement and from the Executive’s employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to that State’s principles of conflicts of law.

         c.        The Executive and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

         d.        The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive’s threatened or actual breach of paragraphs 8, 9 or 10 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of paragraphs 8, 9 or 10 of this Agreement. The Executive and the Company agree that any pursuit of equitable relief in respect of paragraphs 8, 9 or 10 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of paragraph 11 of this Agreement.

         e.        Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

    f.        The Executive and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he fully understands this Agreement’s meaning and legally binding effect. Each party has participated fully and equally in the negotiation and drafting of this Agreement. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by her or it in entering into this Agreement.

         g.        The Company and the Executive agree that the Executive’s obligations to the Company during the Executive’s employment with the Company, as well as any other obligation of the Executive under this Agreement, may be assigned to any successor in interest to the Company or any division or affiliate of the Company in its sole discretion and without additional consideration or prior notice to the Executive, but that nothing requires the Company to do so. The Executive’s obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity.

         h.        The Company and the Executive acknowledge and agree that future alterations to the Executive’s work hours, working title, management or supervisory responsibilities, number of subordinate Executives, sales or promotional budgets, reporting relationships within the Company or with businesses affiliated with the Company, management responsibilities or duties, or similar changes or alterations may occur periodically during the Executive’s employment with the Company. The Company and the Executive agree that the Company, with prior consultation to the Executive in good intention and agreement, may implement such alterations or adjustments for any or no reason and that any such action shall not constitute a breach of this Agreement so long as the Company continues to perform its remaining obligations as provided by this Agreement.

         i.        This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may only be amended only by a writing signed by the Company and the Executive.

         j.        Indemnification. The company agree to hold the Executive harmless and will defend the Executive in connection with his performing his duty to the company and will pay for any such related expense, provided that the Executive did not knowingly violate any law in performing his duty.

         k.        This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties’ entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

THE EXECUTIVE STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES.

UNDERSTOOD, AGREED, AND ACCEPTED:

William Xin Name: _____________________ Date: _____________________	China Housing and Land Development, Inc By: _____________________________ Name:Lu Pingji Title: Chairman & CEO Date: _____________________________